Exhibit 99.3

First Quarter 2016 Results

April 19, 2016

SYNOVUS®
the bank of here

Forward Looking Statements

This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "should," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on (1) future loan production and loan growth; (2) future deposit growth and deposit ratios; (3) future net interest income and net interest margin; (4) future non-interest income; (5) future adjusted non-interest expense levels; (6) future credit trends and key credit metrics; (7) future tax rates; (8) our strategy and initiatives for future growth; (9) talent acquisition and its future impact; and (10) our assumptions underlying these expectations . Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income per common share, diluted; adjusted non-interest income; adjusted non-interest expense; adjusted efficiency ratio; average core deposits; average core deposits excluding state, county, and municipal deposits; core deposits excluding state, county, and municipal deposits; Tangible Common Equity ratio; and common equity Tier 1 (CET1) ratio (fully phased-in). The most comparable GAAP measures to these measures are net income per common share, diluted; total non-interest income; total non-interest expense; efficiency ratio; total deposits; and the ratio of total equity to total assets, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist investors in evaluating Synovus' operating results, financial strength and capitalization and to permit investors to assess the performance of Synovus on the same basis as that used by management. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors. Adjusted net income per common share, diluted is a measure used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Adjusted non-interest income is a measure used by management to evaluate non-interest income exclusive of net investment securities gains. Adjusted non-interest expense and the adjusted efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Average core deposits, core deposits excluding state, county, and municipal deposits, and core deposits excluding state, county, and municipal deposits are measures used by management to evaluate organic growth of deposits and the quality of deposits as a funding source. The Tangible Common Equity ratio and common equity Tier 1 (CET1) ratio (fully phased-in) are used by management to assess the strength of our capital position. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation.

SYNOVUS

1Q16 Highlights

- Net income available to common shareholders of $50.0 million or $0.39 per diluted common share
  - Adjusted diluted EPS[1] of $0.43 vs. $0.44 in 4Q15 and $0.38 in 1Q15
- Total revenues[2] of $281.3 million, up $2.5 million or 0.9% vs. 4Q15 and 4.8% vs. 1Q15
- Total loans grew $328.6 million or 5.9%[3] vs. 4Q15 and $1.65 billion or 7.8% vs. 1Q15
- Average core deposits[1] grew $55.9 million or 1.0%[4] vs. 4Q15 and 10.5% vs. 1Q15
- Credit quality metrics remained favorable
- 5.4 million common shares or $158.5 million have been repurchased under $300 million program[5]
  - 3.9 million common shares or $110.9 million repurchased in 1Q16
- Capital ratios remained strong
  - CET1 ratio of 10.05%[6] vs. 10.37% in 4Q15 and 10.80% in 1Q15

(in thousands, except per share data)	1Q16	4Q15	1Q15
Net interest income	$218,193	$212,620	$203,263
Adjusted non-interest income[1]	63,080	66,117	65,129
Adjusted non-interest expense[1][3]	179,298	180,350	178,640
Investment securities gains, net	67	58	725
Provision expense	9,377	5,021	4,397
Loss on early extinguishment of debt	4,735	1,533	-
Litigation contingency/settlement expenses	2,700	710	-
Restructuring charges	1,140	69	(107)
Visa indemnification charges	360	371	375
Income before taxes	83,730	90,741	85,812
Income tax expense	31,199	32,343	31,849
Dividends on preferred stock	2,559	2,559	2,559
Net income available to common shareholders	$49,972	$55,839	$51,404
Net income per diluted common share	$0.39	$0.43	$0.38
Average diluted common shares	127,857	131,197	135,744

(1) Non-GAAP financial measure; see appendix. (2) Consists of net interest income and non-interest income excluding investment securities gains, net. (3) See footnote (1) on slide 8. (4) Annualized (5) From program inception in October 2015 through April 18th, 2016. (6) Preliminary

Loans grew 5.9%* vs. 4Q15 and 7.8% vs. 1Q15



(in billions)
$21.11
$21.49
$21.86
$22.43
$22.76
Yield on loans
4.19%
4.14%
4.10%
4.08%
4.15%
1Q15
2Q15
3Q15
4Q15
1Q16
(in millions)
Sequential quarter total loan growth:
$8.5
$388.7
$369.4
$565.3
$328.6

- Total loans grew $328.6 million or 5.9%* vs. 4Q15
  - Growth in CRE loans of $216.3 million or 11.8%*, retail loans of $71.7 million or 6.7%*, and C&I loans of $40.0 million or 1.5%*
  - High growth markets including Atlanta, Birmingham, Tampa, and Nashville posted strong loan growth
- Expect loan growth in the mid single-digits for 2016

* Annualized growth

Average core deposits[1] up 1.0%[2] vs. 4Q15 & up 10.5% vs. 1Q15


(in billions)
$23
$15
$8
$0
$20.02
$20.91
$21.50
$22.06
$22.12
2.23
3.09
5.79
3.54
5.37
2.28
3.25
6.04
3.70
5.64
2.13
3.27
6.48
3.81
5.81
2.30
3.19
6.67
3.90
6.00
2.44
3.14
6.67
3.91
5.96
1Q15
2Q15
3Q15
4Q15
1Q16
Non-interest Bearing
NOW/Savings
Money Market
Time
SCM

- Average core deposits[1] increased $55.9 million or 1.0%[2] vs. 4Q15 and $2.09 billion or 10.5% vs. 1Q15
- Average core deposits excluding state, county, and municipal (SCM) deposits[3] declined $81.6 million or 1.7%[2] vs. 4Q15 and grew $1.88 billion or 10.6% vs. 1Q15
  - Period-end core deposits excluding SCM deposits[3] increased $238.2 million or 4.9%[2] sequentially and $1.61 billion or 8.8% vs. 1Q15
- Total average deposits of $23.21 billion decreased $34.0 million or 0.6%[2] vs. 4Q15 and increased $1.60 billion or 7.4% vs. 1Q15
  - Period-end total deposits increased $207.3 million or 3.6%[2] sequentially and $1.34 billion or 6.1% vs. 1Q15

(1) Average core deposits represent total average deposits less average brokered deposits. Non-GAAP financial measure; see appendix. (2) Annualized
(3) Non-GAAP financial measure; see appendix.

Net interest margin up 9 b.p.s sequentially



(dollars in millions)
$203.3
$212.6
$218.2
3.28%
3.18%
3.27%
1Q15
4Q15
1Q16
Net Interest income
Net Interest Margin

Net Interest Income Sensitivity

2016 change in short-term interest rates (in b.p.s)	Estimated % increase in net interest income from 2015
+25*	8.5%
Flat	7.5%

* Assumes 25 b.p.s increase in June 2016

- Net interest income of $218.2 million, up $5.6 million or 2.6% vs. 4Q15 and up 7.3% vs. 1Q15
- NIM of 3.27%, up 9 b.p.s vs. 4Q15
  - Yield on earning assets of 3.73%, up 10 b.p.s from 4Q15
    - Yield on loans up 7 b.p.s to 4.15%
  - Effective cost of funds of 0.46%, up 1 b.p. from 4Q15
    - Cost of interest bearing core deposits down 1 b.p. to 0.37%
- NIM could experience slight pressure if there are no further increases in the Fed funds rate for the remainder of the year

Non-interest income

- 1Q16 adjusted non-interest income[1] was $63.1 million, down $3.0 million or 4.6% vs. 4Q15 and 3.1% vs. 1Q15
  - Core banking fees[2] of $33.3 million decreased $1.7 million or 4.8% from 4Q15
    - Gains from sales of government guaranteed loans of $711 thousand vs. $1.4 million in 4Q15
  - FMS revenues[3] of $19.0 million down $796 thousand or 4.0% from 4Q15
  - Mortgage banking income increased $1.3 million or 32.6% vs. 4Q15

(in thousands)	1Q16	1Q16 vs. 4Q15 % Change	1Q16 vs. 1Q15 % Change
Service charges on deposit accounts	$19,710	(4.0%)	3.0%
Fiduciary and asset management fees	11,274	0.6	(2.6)
Brokerage revenue	6,483	(5.7)	(10.6)
Mortgage banking income	5,485	32.6	(15.4)
Bankcard fees	8,372	1.3	3.7
Investment securities gains, net	67	14.3	(90.8)
Other fee income	4,804	(17.1)	(8.4)
Other non-interest income	6,952	(25.4)	(5.6)
Total non-interest income	$63,147	(4.6%)	(4.1%)
Adjusted non-interest income[1]	$63,080	(4.6%)	(3.1%)

(1) Non-GAAP financial measure; see appendix. (2) Include service charges on deposit accounts, bankcard fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges. (3) Consist primarily of fiduciary and asset management fees and brokerage revenue.

Continued focus on expense management


(dollars in millions)
$178.9
$178.6
62.28%
$177.8
$173.0
61.62%
$177.9
$177.5
61.83%
$183.0
$180.4
62.17%
$188.2
$179.3
61.92%
1Q15
2Q15
3Q15
4Q15
1Q16
Adjusted Non-interest Expense(1)
Total Non-interest Expense
Adjusted Efficiency Ratio(2)

Headcount:	4,469	4,443	4,424	4,452	4,389

- 1Q16 adjusted non-interest expense[1] was $179.3 million, down $1.1 million or 0.6% vs. 4Q15
  - Employment expense of $101.4 million, up $5.8 million or 6.1% due primarily to seasonally higher employment taxes
    - Headcount down 1.8% vs. a year ago reflecting continued implementation of efficiency initiatives
  - Professional fees of $6.4 million down $1.9 million or 22.9% driven by lower consulting fees
  - Advertising expense of $2.4 million down $1.3 million or 34.5%
- 1Q16 adjusted efficiency ratio[2] was 61.92% compared to 62.17% in 4Q15 and 62.28% in 1Q15
- 2016 adjusted non-interest expense[1] expected to be flat to slightly up vs. 2015

(1) Adjusted non-interest expense: 2015 amounts reflect reclassifications to conform to current year presentation. Foreclosed real estate expense and other credit costs are now included as components of adjusted non-interest expense (1Q16 amounts total $5.0 million). See slide 13 in appendix for additional information. Non-GAAP financial measure; see appendix.
(2) Adjusted efficiency ratio excludes foreclosed real estate expense and other credit costs, securities gains (losses), litigation contingency/settlement expenses, Visa indemnification charges, loss on early extinguishment of debt, and restructuring charges. Non-GAAP financial measure; see appendix.

Credit quality trends

(dollars in millions)


Total NPAs(1)
$300
$200
$100
$0
1.28%
$270
1.11%
$240
1.01%
$222
0.96%
$215
0.95%
$217
1Q15
2Q15
3Q15
4Q15
1Q16


Provision Expense
$10
$7
$3
$0
$4.4
$6.6
$3.0
$5.0
$9.4
1Q15
2Q15
3Q15
4Q15
1Q16


Net Charge-offs(2)
$15
$10
$5
$0
0.23%
$12
0.10%
$5
0.12%
$7
0.06%
$3
0.13%
$7
1Q15
2Q15
3Q15
4Q15
1Q16


Total Past Dues > 30 Days
$70
$47
$23
$0
0.27%
$57
0.24%
$51
0.18%
$39
0.21%
$48
0.28%
$64
1Q15
2Q15
3Q15
4Q15
1Q16

(1) Excludes impaired loans held-for-sale. (2) As a % of average total loans, annualized.

Strong capital ratios

	1Q15	4Q15	1Q16
Common equity Tier 1 ratio	10.80 %	10.37	10.05 [1]
Tier 1 capital ratio	10.80	10.37	10.05 [1]
Total risk-based capital ratio	12.65	12.70	12.26 [1]
Leverage ratio	9.66	9.43	9.15
Tangible common equity ratio [2]	10.43	9.90	9.62

- 1Q16 capital ratios include impact of $110.9 million common stock repurchases and early extinguishment of $124.7 million of sub-debt on 2017 notes
- 4Q15 capital ratios include impact of $37.1 million common stock repurchases and $250 million subordinated debt issuance
- 1Q16 Basel III common equity Tier 1 ratio on a fully phased-in basis estimated at 9.47% [1][2]

(dollars in millions)	1Q15	4Q15	1Q16
Disallowed deferred tax asset (DTA)	$412.9	341.1	313.6 [3]
As a % of risk-weighted assets	1.72%	1.33	1.21

(1) Preliminary (2) Non-GAAP financial measure; see appendix.
(3) Tier 1 capital disallowed DTA; CET1 disallowed DTA (Basel III transitional) is $189.5 million at March 31, 2016 compared to $215.5 million at December 31, 2015 and $287.2 million at March 31, 2015.

Appendix

Non-interest Income

SYNOVUS

(dollars in thousands)	1Q16	4Q15	1Q15	1Q16 vs. 4Q15 % Change	1Q16 vs. 1Q15 % Change
Service charges on deposit accounts	$19,710	$20,522	$19,133	(4.0%)	3.0%
Fiduciary and asset management fees	11,274	11,206	11,571	0.6	(2.6)
Brokerage revenue	6,483	6,877	7,251	(5.7)	(10.6)
Mortgage banking income	5,485	4,136	6,484	32.6	(15.4)
Bankcard fees	8,372	8,262	8,077	1.3	3.7
Investment securities gains, net	67	58	725	14.3	(90.8)
Other fee income	4,804	5,798	5,246	(17.1)	(8.4)
Other non-interest income	6,952	9,316	7,367	(25.4)	(5.6)
Total non-interest income	$63,147	$66,175	$65,854	(4.6%)	(4.1%)
Adjusted non-interest income*	$63,080	$66,117	$65,129	(4.6%)	(3.1%)

* Non-GAAP financial measure
nm - not meaningful

Non-interest Expense

SYNOVUS

(dollars in thousands)	1Q16	4Q15	3Q15	2Q15	1Q15	2015	2014
Salaries and other personnel expense	$101,358	$95,524	$94,341	$94,565	$96,488	$380,918	$371,904
Net occupancy and equipment expense	26,577	27,816	26,937	26,541	26,172	107,466	105,806
FDIC insurance and other regulatory fees	6,719	6,776	6,591	6,767	6,957	27,091	33,485
Professional fees	6,369	8,265	6,371	6,417	5,594	26,647	26,440
Third-party processing expense	11,116	10,993	10,844	10,672	10,343	42,852	40,042
Loss on extinguishment of debt	4,735	1,533	-	-	-	1,533	-
Litigation settlement expenses	2,700	710	-	4,400	-	5,110	12,812
Restructuring charges	1,140	69	69	5	(107)	36	20,585
Visa indemnification charges	360	371	363	354	375	1,463	3,041
Advertising expense	2,410	3,680	5,488	2,865	3,443	15,476	24,037
Other operating expenses	19,799	20,432	19,558	19,045	18,370	77,406	74,011
Adjusted non-interest expense excluding credit costs	$174,348	$173,486	$170,130	$166,872	$167,367	$677,856	$675,725
Foreclosed real estate expense	$2,684	4,454	4,503	4,351	9,496	22,804	25,321
Other credit costs	$2,266	2,410	2,842	1,824	1,777	8,853	7,513
Adjusted non-interest expense*	$179,298	$180,350	$177,475	$173,047	$178,640	$709,513	$708,559

* Effective 1Q16, foreclosed real estate expense and other credit costs for all periods presented have been reclassified out of Credit Costs into Adjusted Non-Interest Expense. These items total $5.0 million for 1Q16 and $31.7 million for all of 2015. The ongoing impact of this change in 2016 is expected to be approximately $4 to $5 million per quarter. With this change in presentation, we now expect Adjusted Non-Interest Expense to be flat to slightly up compared to 2015. This expectation is based on a projected low single digit percentage increase in Adjusted Non-Interest Expense before credit costs, which is expected to be offset by a decline in foreclosed real estate and other credit costs. Non-GAAP financial measure.

Loan Loss Reserve Coverage Trends

SYNOVUS



(dollars in millions)
1.49%
$301
1.36%
$278
1.31%
$269
1.24%
$261
1.20%
$253
1.18%
$255
1.15%
$251
1.13%
$252
1.12%
$255
100%
78%
178%
107%
176%
111%
197%
132%
198%
130%
202%
147%
206%
159%
189%
150%
174%
143%
1Q14
2Q14
3Q14
4Q14
1Q15
2Q15
3Q15
4Q15
1Q16
Loan Loss Reserve
LLR to NPLs
LLR to NPLs (excluding NPLs for which the expected loss has been charged off)

Portfolio Risk Distribution

SYNOVUS

(dollars in millions)

Risk Category	1Q15	4Q15	1Q16	1Q16 vs. 4Q15 Change	1Q16 vs. 1Q15 Change
Passing Grades	$20,004	$21,502	$21,881	$380	$1,877
Special Mention	500	456	410	(46)	(90)
Substandard Accruing	408	304	288	(15)	(120)
Non-Performing Loans	194	168	178	10	(16)
Total Loans	$21,106	$22,430	$22,758	$329	$1,652

Troubled Debt Restructurings

SYNOVUS

(dollars in millions)

Composition of 1Q16 Performing TDRs

Risk Categories:



Pass
32%
Substandard
52%
Special Mention
16%

Loan Type:



Retail
17%
Inv. Prop.
20%
Resi. Prop.
20%
C&I
36%
Land
7%

Accruing TDR Trends



33% reduction from 1Q15
$313
$269
$240
$224
$209
1Q15
2Q15
3Q15
4Q15
1Q16
Accruing TDRs

- Over 98% of performing TDRs are paid current; there is only one 90-day past due performing TDR loan for approximately $90 thousand.
- 48% of performing TDRs are rated better than substandard
- Most TDR designations are due to interest rate concessions
- 73% of performing TDRs are not residential or land-related

Substandard Accruing Loans

SYNOVUS

(dollars in millions)



$410
$308
$205
$103
$0
$408
$393
$358
$304
$288
29% reduction from 1Q15
$223
$237
$222
$195
$179
$185
$156
$136
$109
$110
1Q15
2Q15
3Q15
4Q15
1Q16
Other Substandard Accruing Loans
Substandard Accruing TDRs



Composition of 1Q16 Substandard Accruing Loans
17%
17%
4%
6%
56%
Investment Properties
C&I
Retail
Land
Residential

Portfolio Distribution by Type

SYNOVUS

($ in millions)	1Q15		2Q15		3Q15		4Q15		1Q16	
Investment Properties	$5,217	24.7%	$5,403	25.1%	$5,558	25.4%	$5,752	25.6%	$5,987	26.3%
Residential Properties	1,112	5.3	1,097	5.1	1,095	5.0	1,110	5.0	1,135	5.0
Land Acquisition	570	2.7	555	2.6	538	2.5	514	2.3	470	2.1
Total CRE	**$6,898**	**32.7%**	**$7,055**	**32.8%**	**$7,190**	**32.9%**	**$7,375**	**32.9%**	**$7,592**	**33.4%**
C&I	10,317	48.9	10,421	48.5	10,543	48.2	10,791	48.1	10,831	47.6
Retail	3,921	18.6	4,048	18.8	4,159	19.0	4,293	19.1	4,364	19.2
Total Loans*	**$21,106**	**100.0%**	**$21,495**	**100.0%**	**$21,864**	**100.0%**	**$22,430**	**100.0%**	**$22,758**	**100.0%**

*Total loans exclude unearned income, which is not displayed on this table.

Past Dues by Portfolio Type

SYNOVUS

	30-Days + Past Due		Outstanding Balance
(dollars in millions)	4Q15	1Q16	1Q16
Investment properties	**0.04%**	**0.16%**	**$5,987**
1-4 family construction	0.00	0.10	189
1-4 family investment mortgage	0.68	0.48	783
Residential development	0.70	0.07	162
Residential properties	0.58	0.36	1,135
Land for future development	0.13	0.52	470
Total CRE	**0.13**	**0.21**	**7,592**
Commercial and industrial	0.17	0.24	10,831
Retail	0.47	0.51	4,364
Total	**0.21%**	**0.28%**	**$22,758 ***

*Excludes unearned income of $29.3 million

Net Charge-offs by Type

SYNOVUS

(dollars in millions, % of average loans annualized)	1Q15		4Q15		1Q16	
Investment properties	($1.6)	(0.12%)	$0.2	0.02%	($0.0)	0.00%
1-4 family properties	3.9	1.38	(1.4)	(0.49)	0.6	0.23
Land for future development	1.2	0.84	(0.1)	(0.10)	(0.1)	(0.05)
Total CRE	**3.5**	**0.21**	**(1.3)**	**(0.07)**	**0.5**	**0.03**
Commercial and industrial	3.0	0.12	2.3	0.09	4.3	0.16
Retail	5.8	0.6	2.4	0.22	2.6	0.24
Total net charge-offs	**$12.3**	**0.23%**	**$3.4**	**0.06%**	**$7.4**	**0.13%**

Non-GAAP Financial Measures

SYNOVUS

The following tables illustrate the method of reconciling the non-GAAP financial measures used in this slide presentation to the most directly comparable GAAP measure.

(dollars and shares in thousands)

	1Q15	4Q15	1Q16
Net income available to common shareholders	$51,404	$55,839	$49,972
Add: Loss on early extinguishment of debt (after-tax)	-	988	3,002
Add: Litigation contingency/settlement expenses (after-tax)	-	457	1,712
Add: Restructuring charges (after-tax)	(67)	44	723
Adjusted net income available to common shareholders	$51,337	$57,328	$55,409
Weighted average common shares outstanding, diluted	135,744	131,197	127,857
Adjusted net income per diluted common share	$0.38	$0.44	$0.43

(in thousands)

	1Q15	2Q15	3Q15	4Q15	1Q16
Total non-interest income	$65,854	$68,832	$67,059	$66,175	$63,147
Subtract: Investment securities gains, net	(725)	(1,985)	-	(58)	(67)
Adjusted non-interest income	$65,129	$66,847	$67,059	$66,117	$63,080

(in thousands)

	2015	1Q15	2Q15	3Q15	4Q15	1Q16
Total non-interest expense	$717,655	$178,908	$177,806	$177,907	$183,033	$188,233
Restructuring charges	(36)	107	(5)	(69)	(69)	(1,140)
Visa indemnification charges	(1,463)	(375)	(354)	(363)	(371)	(360)
Litigation contingency/settlement expenses	(5,110)	-	(4,400)	-	(710)	(2,700)
Loss on early extinguishment of debt	(1,533)	-	-	-	(1,533)	(4,735)
Adjusted non-interest expense	$709,513	$178,640	$173,047	$177,475	$180,350	$179,298

(in thousands)

	1Q15	2Q15	3Q15	4Q15	1Q16
Adjusted non-interest expense excluding credit costs	$167,367	$166,872	$170,130	$173,486	$174,348
Net interest income	203,263	203,644	207,790	212,620	218,193
Tax equivalent adjustment	349	330	315	311	305
Total non-interest income	65,854	68,832	67,059	66,175	63,147
Investment securities gains, net	(725)	(1,985)	-	(58)	(67)
Total revenues	$268,741	$270,821	$275,164	$279,048	$281,578
Adjusted efficiency ratio	62.28%	61.62%	61.83%	62.17%	61.92%

Non-GAAP Financial Measures, continued

SYNOVUS

(in thousands)	1Q15	4Q15	1Q16
Total deposits	$22,107,849	$23,242,661	$23,449,928
Brokered deposits	(1,604,946)	(1,075,520)	(1,204,517)
Core deposits	20,502,903	22,167,141	22,245,411
State, county, and municipal (SCM) deposits	(2,207,935)	(2,504,315)	(2,344,361)
Core deposits excluding state, county, and municipal deposits	$18,294,968	$19,662,826	$19,901,050

(in thousands)	1Q15	2Q15	3Q15	4Q15	1Q16
Total average deposits	$21,615,049	$22,466,102	$22,860,019	$23,244,256	$23,210,263
Average brokered deposits	(1,594,822)	(1,555,931)	(1,357,163)	(1,185,093)	(1,095,239)
Average core deposits	20,020,227	20,910,171	21,502,856	22,059,163	22,115,024
Average state, county, and municipal (SCM) deposits	(2,224,193)	(2,277,783)	(2,124,812)	(2,303,278)	(2,440,749)
Average core deposits excluding average state, county, and municipal deposits	$17,796,034	$18,632,388	$19,378,044	$19,755,885	$19,674,275

(dollars in thousands)	1Q15	2Q15	3Q15	4Q15	1Q16
Total assets	$27,633,784	$28,205,870	$28,167,135	$28,792,653	$29,171,989
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,061)	(863)	(667)	(471)	(277)
Tangible assets	$27,608,292	$28,180,576	$28,142,037	$28,767,751	$29,147,281
Total shareholders' equity	$3,030,635	$3,006,157	$3,017,116	$3,000,196	$2,953,268
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(1,061)	(863)	(667)	(471)	(277)
Subtract: Series C Preferred Stock	(125,980)	(125,980)	(125,980)	(125,980)	(125,980)
Tangible common equity	$2,879,163	$2,854,883	$2,866,038	$2,849,314	$2,802,580
Tangible Common Equity ratio	10.43%	10.13%	10.18%	9.90%	9.62%

(dollars in thousands)	
Common equity Tier 1 (CET1)	$2,609,191
Adjustment related to capital components	(125,980)
Common equity Tier 1 (fully phased-in)	2,483,211
Total risk-weighted assets (fully phased-in)	26,216,248
Common equity Tier 1 (CET1) ratio (fully phased-in)	9.47%